                                                                  EXHIBIT (c)(2)
================================================================================

                                  PROJECT APPLE

                      PRESENTATION TO THE SPECIAL COMMITTEE

                           FAIRNESS OPINION DISCUSSION

                                  JULY 13, 2003

================================================================================




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TABLE OF CONTENTS


I.       Transaction Overview

II.      Situation Overview

III.     Edison Schools Inc. Valuation Analyses

IV.      Draft Fairness Opinion Letter

         Appendix

                            I. TRANSACTION OVERVIEW


                                       1

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TRANSACTION OVERVIEW (PRELIMINARY AND SUBJECT TO CHANGE)

--------------------------------------------------------------------------------
SCOPE OF THE ASSIGNMENT:   Evercore Group Inc. ("Evercore") has been asked by
                           the Special Committee of the Board of Directors of
                           Edison Schools Inc. ("Edison" or the "Company")
                           whether, in Evercore's opinion, the Merger
                           Consideration is fair, from a financial point of view
                           as of the date hereof, to Edison's shareholders
--------------------------------------------------------------------------------


SUMMARY OF KEY MERGER TERMS:

TRANSACTION STRUCTURE:                                              100% cash consideration merger of Shakespeare Acquisition
                                                                    Corporation ("Merger Sub") into Edison Schools Inc.

MERGER CONSIDERATION:                                               Edison shareholders will receive $1.76 in cash for each share of
                                                                    Edison common stock

FULLY-DILUTED EQUITY VALUE (1):                                     $101.2 million
    EDISON NET DEBT (2):                                            $51.0 million
                                                                    -------------
FULLY-DILUTED ENTERPRISE VALUE (1)(2):                              $152.2 million

IMPLIED PREMIUM TO EDISON BASED ON UNAFFECTED SHARE PRICE (3):      % Premium (5/6/03)                                        66.0%
                                                                    % Premium (1 Month Average)                               69.8%
                                                                    % Premium (2 Month Average)                               66.4%
                                                                    % Premium (3 Month Average)                               53.4%
                                                                    % Premium (6 Month Average)                               33.7%
                                                                    % Premium (52-Week Intraday High)                        (60.4)%
                                                                    % Premium (52-Week Intraday Low)                         1157.1%

(1) Assumes 57.5 fully-diluted shares outstanding. Assumes accelerated vesting for all unvested in the money options; also assumes all in the money options are exercised prior to closing.

(2) As of June 30, 2003 based on Management estimates.

(3) Based on share price as of May 6, 2003, prior to the Company's announcement of Management's efforts to acquire all the outstanding shares of the Company's Common Stock.




                                       2


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TRANSACTION OVERVIEW (PRELIMINARY AND SUBJECT TO CHANGE)

SUMMARY OF KEY MERGER TERMS:

ENTERPRISE TRANSACTION VALUE MULTIPLES:      Relative to
                                             -----------
                                             FY2003E Revenue (1) of $443.4MM                            0.3x
                                             FY2004E Revenue (1) of $398.3MM                            0.4x
                                             FY2003E EBITDA (1) of $23.0MM                              6.6x
                                             FY2004E EBITDA (1) of $33.0MM                              4.6x

FIDUCIARY OUT PROVISION:                     The Board of Directors may change its recommendation to its shareholders if it determines in good faith that failure to take such action would be reasonably likely to result in a breach of the fiduciary duties of the directors under the applicable Law and the
                                             Board of Directors determines in good faith that an alternate acquisition proposal involving a majority of the Company Common Stock or all or substantially all of the Company's assets, if consummated, would be reasonably likely to result in a Superior Proposal.



TERMINATION FEE:                             $3.0 million plus $1.5 million in expenses




(1) Based on Management estimates dated June 26, 2003.


                                       3
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EVERCORE EVALUATION PROCESS

|X| This presentation contains a summary of the analyses we have performed in arriving at our opinion and includes the following:

     -    Historical Share Price Trading Analysis

     -    Premiums Paid Analysis

     -    Peer Group Trading Analysis

     -    Precedent Transactions Analysis

     -    Present Value of Future Stock Price Analysis

     -    Discounted Cash Flow Analysis

     -    Leveraged Buyout Analysis


                                       4
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EVERCORE EVALUATION PROCESS (CONTINUED)

|X|  In connection with rendering our opinion, Evercore has, among other things:

     - Analyzed certain publicly available financial statements and other publicly available information relating to Edison;

     - Analyzed certain internal financial statements and other non-public financial and operating data relating to Edison that were prepared and furnished to us by the management of Edison;

     - Analyzed certain internal financial projections relating to Edison that were prepared and furnished to us by the management of Edison;

     - Discussed the past and current operations, financial projections and current financial condition of Edison with the management of Edison;

     - Reviewed certain internal presentations that the management of Edison has previously made to the Board of Edison and the Special Committee of the Board of Directors of Edison describing Edison's customers, competitors and strategy;

     - Reviewed the reported prices, trading activity and valuation multiples of Edison Common Stock;

     - Compared the financial performance of Edison and the prices, trading activity and valuation multiples of the Edison Common Stock with that of certain other publicly-traded companies and their securities that we deemed relevant;

     - Reviewed the financial terms, to the extent available, of certain transactions that Evercore deemed comparable and compared them to the proposed financial terms of the Merger;

     - Participated in discussions and negotiations among representatives of Shakespeare Acquisition Corporation and Edison, and their advisors;

     - Reviewed the Merger Agreement in substantially final form and assumed that the final form of such Merger Agreement will not vary in any respect material to our analysis; and

     - Performed other examinations and analyses and considered other factors that we deemed appropriate



                                       5
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EVERCORE EVALUATION PROCESS (CONTINUED)

|X| We have assumed and relied upon the accuracy and completeness of the information publicly available and the information furnished to or discussed with us without assuming any responsibility for independent verification thereof

|X| We have assumed that the financial projections prepared and furnished to us by the management of Edison have been reasonably prepared, reflecting their best currently available estimates and good faith judgments of future:

     -    Competitive, operating and regulatory environments; and

     -    Financial performance

|X| The full text of our opinion is contained in Section IV of this presentation and sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion. You are urged to read the opinion in its entirety

                             II. SITUATION OVERVIEW

                                       7

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EDISON HISTORICAL SHARE PRICE PERFORMANCE


                        JANUARY 1, 2001 TO JULY 11, 2003



                              (PERFORMANCE GRAPH)


Source: Factset.

52 Week Intraday High                          $2.50
52 Week Intraday Low                            0.14
All-Time High (2/8/2001)                       38.75
IPO Issue Price (11/11/1999)                   18.00

                                       8




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EDISON HISTORICAL SHARE PRICE PERFORMANCE (CONTINUED)


                         JULY 11, 2002 TO JULY 11, 2003



                              (PERFORMANCE GRAPH)


Source: Factset.






                                       9
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TRADING HISTOGRAM

|X| Over the last twelve months, on a cumulative basis, 67% of Edison's shares have traded below $1.50 per share and 86% of Edison's shares have traded below $1.75 per share






                         JULY 11, 2002 TO JULY 11, 2003

    VOLUME DISTRIBUTION                    VOLUME DISTRIBUTION - CUMULATIVE
        (BAR GRAPH)                                  (BAR GRAPH)




Source: Factset.

                                       10
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OVERVIEW OF PROCESS (1)

|X| H. Christopher Whittle and his personal representative, Bear, Stearns & Co. Inc. ("the Management Group"), began a process in the early spring of 2003 in an attempt to find investors to take the Company private. According to the Management Group, the following process was conducted:

     -    77 private investors were initially contacted

          o 2 strategic buyers were contacted through their private equity owners - Sylvan Learning (through Apollo) and Chancellor (through Warburg Pincus) - Apollo conducted on site due diligence, Warburg Pincus declined

     -    Management made presentations to 19 potential investors

     - 9 potential investors conducted due diligence beyond the Management meetings

|X| On April 29, the Special Committee of the Board of Directors of Edison was formed

|X| In early May, the Management Group asked the remaining four participants in the process to provide a written indication that, based on their work to date, a value of $1.40 per share could be supported (the share price was approximately $1.00 at the time)

     - Liberty Partners ("Liberty"), Sun Capital Partners and J.W. Childs provided such an indication on May 6

     - A fourth potential investor, Joseph, Littlejohn & Levy, indicated it would need more time and ultimately did not provide an indication of value

|X| On May 8, the Company announced that management had informed the Board that it was considering making an offer to purchase all of the outstanding shares of the Company's common stock

- Following this announcement, the Company's stock price rose from $1.06 per share (May 6) to $2.00 per share (May 8), or a total of 89%





(1) Source: Public information and discussions with Edison management and Bear, Stearns & Co. Inc.

                                       11
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OVERVIEW OF PROCESS (CONTINUED) (1)



|X| On May 13 and 14, the Special Committee interviewed potential financial and legal advisors

|X| On May 19, Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps") was officially retained by the Special Committee as its legal advisor

|X| On May 19 and May 20, Mr. Whittle had conversations with the investors that provided indications of interest on May 6. In these conversations, the investors provided Mr. Whittle with revised indications of value as well as summary descriptions of transaction terms. Based on these conversations, Mr. Whittle elected to pursue a transaction with Liberty

|X| On May 23, Evercore was officially retained by the Special Committee as its financial advisor

|X| Since June 3, Evercore has been in the process of conducting due diligence on the Company in order to assist the Special Committee in reviewing potential offers

|X| On June 6, the Special Committee received a letter from Mr. Whittle indicating that, based on his work to date, he was considering a price range of $1.58 per share to $1.65 per share for the outstanding shares of the Company

|X| On June 16, Liberty provided the first draft of the Merger Agreement to the Special Committee's advisors

|X| On June 20, Liberty provided a commitment letter, fee letter and term sheet to the Special Committee's advisors

|X| On June 23, Liberty provided a term sheet outlining their management agreement with Mr. Whittle to the Special Committee's advisors

|X| On June 23, after consultation with the Special Committee, the Advisors informed the Management Group that they would not proceed to comment on the Merger Agreement unless the Management Group fully informed the Advisors of the outcome of their process, including the value indication provided by parties on May 19 and May 20

     - Following this conversation, Bear, Stearns & Co. Inc. ("Bear Stearns") verbally indicated that the preliminary range provided by Liberty was $1.60 per share to $2.00 per share


(1) Source: Public information and discussions with Edison management and Bear, Stearns & Co. Inc.



                                       12
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OVERVIEW OF PROCESS (CONTINUED) (1)

|X| On June 26, Evercore presented its preliminary analysis to the Special Committee

|X| On June 27, Evercore and Skadden Arps met with representatives of Liberty in order to answer a series of questions regarding Liberty, its background and transaction history, the financing of any acquisition proposal by Liberty and whether Liberty had obtained the approval of its limited partner for a potential acquisition proposal

|X| On July 1, Skadden Arps and Blank Rome LLP met to discuss comments to the Merger Agreement

|X| On July 2, Bear Stearns contacted Evercore and indicated that the Management Group and Liberty were willing to pay $1.58 per share for the outstanding shares of the Company

|X| On July 2, Evercore and Skadden Arps informed the Special Committee of the offer

     - The Special Committee instructed Evercore to inform the Management Group and Liberty that their offer did not form the basis for further discussions. Evercore provided this response on July 3

|X| On July 5, Bear Stearns contacted Evercore on behalf of the Management Group and Liberty and provided a revised price indication of $1.66 per share for the outstanding shares of the Company

|X| On July 8, Evercore and Skadden Arps met with the Special Committee and provided an update on the negotiation process

     - The Special Committee authorized its advisors to seek resolution on all contract items prior to conducting further discussion regarding price

     - A meeting between Liberty and their financial and legal advisors and members of the Special Committee and Evercore and Skadden Arps took place to discuss and resolve other issues

|X| On July 11, a representative of the Special Committee provided a counter-proposal to the Management Group and Liberty at $1.85 per share

     -    The Management Group and Liberty responded by raising their offer to
          $1.68

(1) Source: Public information and discussions with Edison management and Bear, Stearns & Co. Inc


                                       13
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OVERVIEW OF PROCESS (CONTINUED) (1)

|X| On July 12, based on authorization from the Special Committee, Evercore contacted Liberty in an attempt to agree on value

     -    Evercore indicated the Special Committee's counter-proposal of $1.81

     -    Liberty responded by increasing their offer to $1.73

     -    Evercore indicated a counter-proposal of $1.76

     -    Liberty agreed to a transaction at $1.76























(1) Source: Public information and discussions with Edison management and Bear, Stearns & Co. Inc.

                  III. EDISON SCHOOLS INC. VALUATION ANALYSES

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SUMMARY OF VALUATION ANALYSES

                                                                      UNAFFECTED
                                                                        STOCK
                                                                       PRICE(1)    OFFER
                                                                     ------------  -----
                                                                     $1.06         $1.76
                                                                     -------------------



PREMIUMS PAID ANALYSIS (BASED ON UNAFFECTED STOCK PRICE)
  Education Transactions(2)  ...........................               $1.40 - $1.42
  Transactions between $100MM and $250MM(3)  ...........               $1.39 - $1.50
  Management Buyouts(4) ................................               $1.33 - $1.56

PUBLIC MARKET TRADING ANALYSIS
  Kindergarten - Grade 12(5) ...........................                   $2.01


PRECEDENT TRANSACTIONS

  Nobel Learnings MBO (terminated)(6) ..................                   $1.72
  Pre-Kindergarten - Grade 12(7) .......................               $1.43 - $2.50

PRESENT VALUE OF FUTURE STOCK PRICE(8) .................               $1.61 - $2.51
DISCOUNTED CASH FLOW(9)
  Low Case .............................................               $1.91 - $2.39
  Moderate Case A ......................................               $1.91 - $2.45
  Moderate Case B ......................................               $2.21 - $2.91
  Plan Case ............................................               $2.63 - $3.73
LEVERAGED BUYOUT ANALYSIS(10)
  Low Case .............................................               $1.00 - $1.77
  Moderate Case A ......................................               $1.13 - $2.09
  Moderate Case B ......................................               $1.31 - $2.40
  Plan Case ............................................               $2.39 - $4.54

(1)  Based on Edison stock price as of May 6, 2003.

(2)  Represents mean/median range for 1 day premiums (31.8% - 33.9%).

(3)  Represents mean/median range for 1 day premiums (31.3% - 41.1%).

(4)  Represents mean/median range for 1 day premiums (25.0% - 47.5%).

(5)  Based on 7.3x LTM EBITDA multiple for Nobel Learning.

(6)  Based on 6.5x LTM EBITDA multiple.

(7)  Based on 5.7x - 8.7x LTM EBITDA multiple.

(8)  Based on 19% - 21% Cost of Equity and 4.0x - 5.0x 2004 EBITDA multiple.

(9)  Based on 16% - 18% Discount Rate and 2% - 4% perpetuity growth rate.

(10) Assumes targeted return of 25% - 30% and exit EBITDA multiples of 4.0x to 6.0x.

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TRANSACTION MATRIX                     ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                                     PREMIUM TO
                  ---------------------------------------------
                         MARKET               UNAFFECTED                                            TOTAL ENTERPRISE VALUE/
                  --------------------   ----------------------                             ----------------------------------------
                                                                       IMPLIED FD                 REVENUE              EBITDA(3)
                              LAST 30                  LAST 30     ----------------------   ------------------   -------------------
OFFER             CURRENT     TRADING    UNAFFECTED    TRADING     EQUITY     ENTERPRISE     FY2003E   FY2004E    FY2003E   FY2004E
PRICE             7/11/03     DAY AVG.    PRICE (1)    DAY AVG.    VALUE         VALUE(2)    MGMT.(4)  MGMT.(4)   MGMT.(4)  MGMT.(4)
-----------       -------     --------   ----------    --------    ------     ------------  ---------  --------  ---------  --------
STATISTIC:        $1.56       $1.56       $1.06         $1.02                                  $443.4    $398.3    $23.0      $33.0


$1.76              12.8%       12.5%       66.0%         72.0%      $101.2        $152.2         0.3x      0.4x     6.6x      4.6x
=====              ====        ====        ====          ====       ======        ======         ===       ===      ===       ===


(1)  Based on share price as of May 6, 2003.

(2)  Based on June 2003 net debt as estimated by Management.

(3)  Based on Operating EBITDA - School Closures & Other Write-offs

(4)  Based on Management estimates dated June 26, 2003.

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PURCHASE PREMIUMS ANALYSIS - CURRENT MARKET PRICE

                          IMPLIED PREMIUMS
------------------------------------------------------------------------
                                                             OFFER PRICE
                                                             -----------
                                                                  $1.76


Premium Relative to Historical
Share Prices                              Statistic
                                          ---------
  CURRENT SHARE PRICE(1)                  $    1.56                12.8%

  20 Trading Day Average ..                    1.55                13.4%
  30 Trading Day Average ..                    1.56                12.5%
  1 Week Average ..........                    1.57                12.2%
  1 Month Average .........                    1.55                13.6%
  2 Month Average .........                    1.59                11.0%
  3 Month Average .........                    1.45                21.5%
  6 Month Average .........                    1.35                29.9%

  52-Week Intraday High ...                    2.50               (29.6%)
  52-Week Intraday Low ....                    0.14              1157.1%
  52-Week Closing Average .                    1.12                57.8%

  All-Time Intraday Low ...                    0.14              1157.1%
  All-Time Intraday High ..                   38.75               (95.5%)
-----------------------------------------------------------------------


(1) Based on stock price as of July 11, 2003.

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PURCHASE PREMIUMS ANALYSIS - UNAFFECTED PRICE

                        IMPLIED PREMIUMS
--------------------------------------------------------------------------
                                                               OFFER PRICE
                                                               -----------
                                                                  $1.76


Premium Relative to Historical
Share Prices                              Statistic
                                          ---------
  UNAFFECTED SHARE PRICE(1)               $    1.06                66.0%

  20 Trading Day Average                       1.03                70.4%
  30 Trading Day Average                       1.02                72.0%
  1 Week Average                               1.07                64.8%
  1 Month Average                              1.04                69.8%
  2 Month Average                              1.06                66.4%
  3 Month Average                              1.15                53.4%
  6 Month Average                              1.32                33.7%

  52-Week Intraday High                        4.45               (60.4%)
  52-Week Intraday Low                         0.14              1157.1%
  52-Week Closing Average                      1.10                60.4%

  All-Time Intraday Low                        0.14              1157.1%
  All-Time Intraday High                      38.75               (95.5%)
--------------------------------------------------------------------------


(1) Based on stock price as of May 6, 2003.

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PREMIUMS PAID ANALYSIS: EDUCATIONAL - TRANSACTIONS SINCE 1/1/98

                                                                                                   PREMIUM TO ANNOUNCEMENT DATE
ANNC.                                                                                EQUITY      --------------------------------
DATE            TARGET NAME                          ACQUIROR NAME                   VALUE       1 DAY      1 WEEK      4 WEEKS
----            -----------                          -------------                   -----       -----      ------      -------
                EDISON SCHOOLS (MARKET)                                              $101        12.8%       12.2%        13.6%

                EDISON SCHOOLS (UNAFFECTED)                                                      66.0%       64.8%        69.8%

03/26/03        Whitman Education Group Inc          Career Education Corp           $245        39.4%       42.5%        62.9%
08/06/02 (1)    Nobel Learning Communities Inc       Investor Group                    51        37.2%       40.9%        43.5%
06/10/02        SkillSoft Corp                       SmartForce PLC                   366        19.9%       16.7%        25.6%
08/13/01        Hungry Minds Inc                     John Wiley & Sons Inc             90       (19.4%)     (21.4%)      (13.0%)
08/09/01        Children's Comprehensive Svcs        Ameris Acquisition Inc            44        39.9%       31.9%        36.4%
07/09/01        Argosy Education Group Inc           Education Management Corp         78        30.6%       50.9%        71.4%
06/01/01        Houghton Mifflin Co                  Vivendi Universal SA           1,750        12.2%       17.4%        33.8%
10/27/00        Harcourt General Inc                 Reed Elsevier                  4,401        49.4%       50.6%        62.2%
06/27/00        Quest Education Corp                 Kaplan Inc                       157        88.2%       89.4%        98.4%
03/30/98        Children's Discovery Centers         Knowledge Beginnings Inc          84        21.0%       16.7%        25.6%

                                                                                   Mean          31.8%       33.6%        44.7%
                                                                                   Median        33.9%       36.4%        39.9%

Source: SDC.

(1)  Transaction not completed.

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PREMIUMS PAID ANALYSIS: MANAGEMENT BUYOUTS - COMPLETED TRANSACTIONS SINCE 1/1/02

                                                                             PREMIUM TO ANNOUNCEMENT DATE
ANNC.                                                           EQUITY    -------------------------------------
DATE                   TARGET NAME                              VALUE     1 DAY          1 WEEK         4 WEEKS
----                   ------------                             ------    -----          ------         -------
               EDISON SCHOOLS (MARKET)                            $101     12.8%          12.2%          13.6%

               EDISON SCHOOLS (UNAFFECTED)                                 66.0%          64.8%          69.8%

04/22/03       Varsity Brands Inc                                136.8     68.3%          86.0%          72.1%
04/04/03       Sports Club Co                                     70.2     25.0%          13.3%          17.1%
03/26/03       InvestorsBancorp                                    5.8      4.3%           1.7%          33.8%
02/24/03       PDS Gaming Corp                                     7.6     73.3%          65.5%          51.7%
02/18/03       Lexent Inc                                         53.6      9.7%           8.1%           9.1%
10/11/02       Landair Corp                                       19.7     96.6%          78.6%         108.3%
09/30/02       Student Advantage Inc                              10.9     25.0%          31.1%          24.9%
09/26/02       Interstate Natl Dealer Svcs                        15.9     37.4%          52.4%          21.4%
09/06/02       Disc Graphics Inc                                  10.1    202.2%         189.5%         150.0%
07/26/02       International Specialty Prods                     138.0     (1.4%)          4.8%           6.0%
05/14/02       US Vision Inc                                      24.5     25.0%          24.5%          31.6%
02/13/02       Deltek Systems Inc                                 57.3     12.2%          15.8%          21.2%
01/28/02       Jenny Craig Inc                                   114.8     39.8%          39.5%          42.2%

                                                                Mean       47.5%          47.0%          45.3%
                                                                Median     25.0%          31.1%          31.6%
Source: SDC

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PREMIUMS PAID ANALYSIS: BETWEEN $100MM AND $250MM -
COMPLETED TRANSACTIONS SINCE 1/1/01

                                                                                                  PREMIUM TO ANNOUNCEMENT DATE
ANNC.                                                                                EQUITY      --------------------------------
DATE              TARGET NAME                     ACQUIROR NAME                      VALUE       1 DAY      1 WEEK       4 WEEKS
----              -----------                     -------------                      ------      -----      ------       --------
                  EDISON SCHOOLS (MARKET)                                              $101       12.8%      12.2%        13.6%

                  EDISON SCHOOLS (UNAFFECTED)                                                     66.0%      64.8%        69.8%

12/24/02          Aegis Realty Inc                Phillips Edison Ltd                   $93        7.7%       6.9%         7.7%
12/16/02          ANFI Inc                        Fidelity Natl Finl Inc                170       10.9%      15.9%        24.6%
12/16/02          Rawlings Sporting Goods Co      K2 Inc                                 76       44.9%      32.9%        63.6%
11/21/02          Synaptic Pharmaceutical Corp    H Lundbeck A/S                        122        8.3%      62.5%        62.1%
11/12/02          Hunt Corp                       Berwind Co LLC                        115       32.3%      31.2%        37.4%
08/19/02          CTB International Corp          Berkshire Hathaway Inc                144      (13.1%)    (13.4%)        2.3%
08/12/02          DeWolfe Cos Inc                 NRT Inc(HFS,Apollo Management)        133      108.6%     113.5%        50.8%
06/10/02          SilverStream Software Inc       Novell Inc                            212       75.1%      87.1%        83.7%
05/23/02          Datum Inc                       SymmetriCom Inc                       111       47.6%      50.1%        41.3%
05/15/02          Boron LePore & Associates Inc   Cardinal Health Inc                   203       20.0%      32.2%        31.2%
05/08/02          Chase Industries Inc            Olin Corp                             181      (20.6%)    (17.7%)       (2.4%)
05/02/02          Software Spectrum Inc           Level 3 Communications Inc            128      122.4%     121.6%       100.0%
04/23/02          Innoveda Inc                    Mentor Graphics Corp                  176       61.2%      67.4%        96.5%
04/02/02          ONTRACK Data International      Kroll Inc                             173       59.7%      63.2%        78.8%
03/22/02          SpaceLabs Medical Inc           Instrumentarium Corp                  141       (7.8%)     (6.9%)        9.6%
03/20/02          Collateral Therapeutics Inc     Schering AG                           159      121.0%     127.2%       164.7%
03/18/02          Mechanical Dynamics Inc         MSC.Software Corp                     126       57.0%      31.9%        71.4%
03/11/02          Canaan Energy Corp              Chesapeake Energy Corp                 82       84.6%      83.3%        79.1%
02/27/02          Fusion Medical Technologies     Baxter International Inc              149       20.5%      23.6%        33.5%
02/20/02          Sevenson Environmental Svcs     SCC Contracting Inc                   170       26.0%      26.0%        26.0%
02/14/02          dick clark productions inc      Investor Group                        150       32.7%      49.5%        49.5%
01/29/02          Suburban Lodges of America Inc  InTown Suites Management              110       13.0%      17.0%        32.0%
01/07/02          Arguss Communications Inc       Dycom Industries Inc                   84       30.3%      41.9%        53.2%
12/07/01          IKOS Systems Inc                Mentor Graphics Corp                  116       36.7%      46.7%       111.5%
11/19/01          Resource Bancshares Mtg Grp     NetBank Inc                           154        7.0%       8.1%         2.4%
11/19/01          Genomica Corp                   Exelixis Inc                          108       39.8%      48.1%        70.3%
11/02/01          High Plains Corp                Abengoa SA                             99       31.2%      42.2%        61.3%
10/30/01          Odwalla Inc                     Coca-Cola Co                          181      124.3%     134.3%       124.3%
10/30/01          CrossWorlds Software Inc        IBM Corp                              126       31.4%      29.5%        97.9%
09/24/01          Imatron Inc                     GE Medical Systems                    200       31.3%      14.6%         1.1%

Source: SDC.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PREMIUMS PAID ANALYSIS: BETWEEN $100MM AND $250MM -
COMPLETED TRANSACTIONS SINCE 1/1/01 (CONTINUED)

                                                                                                PREMIUM TO ANNOUNCEMENT DATE
ANNC.                                                                                  EQUITY  -------------------------------
DATE                  TARGET NAME                   ACQUIROR NAME                      VALUE   1 DAY      1 WEEK       4 WEEKS
-----                 -----------                   -------------                      ------  -----      -------      -------
08/27/01          PolyVision Corp                 Steelcase Inc                          $78    21.6%      31.6%        53.1%
08/24/01          Headhunter.net Inc              Career Holdings Inc                    199    33.1%      31.8%        52.9%
08/21/01          Metro Information Services Inc  Keane Inc                              137   139.5%     146.1%       133.2%
08/13/01          Hungry Minds Inc                John Wiley & Sons Inc                   90   (19.4%)    (21.4%)      (13.0%)
07/20/01          Capitol Transamerica Corp       Alleghany Corp                         182    10.0%      11.9%         9.3%
07/10/01          Tremont Advisors Inc            Oppenheimer Acquisition Corp           147    (3.8%)     (6.2%)        5.6%
06/13/01          AXYS Pharmaceuticals Inc        Celera Genomics Corp                   166    11.5%      15.6%        27.4%
05/31/01          United Investors Realty Trust   Equity One Inc                          65    22.1%      27.9%        32.7%
05/30/01          Richton International Corp      Deere & Co                             122    21.1%      54.4%        46.3%
05/16/01          Integrated Measurement Systems  Credence Systems Corp                  191    58.5%      49.6%        65.0%
04/27/01          WorldPages.com Inc              TransWestern Publishing Co LLC         142    36.4%      27.7%        62.2%
04/16/01          EW Blanch Holdings Inc          Benfield Greig Group Ltd               176    68.3%      92.9%        42.1%
04/10/01          Ravenswood Winery Inc           Constellation Brands Inc               157    72.5%      76.1%        90.3%
03/23/01          Interland Inc                   Micron Electronics Inc                 178    69.3%     115.4%        39.4%
03/23/01          HD Vest Inc                     Wells Fargo & Co                       128   200.4%     217.4%       214.5%
03/21/01          Sequoia Software Corp           Citrix Systems Inc                     174    12.8%      62.6%        82.3%
02/23/01          ASI Solutions Inc               Aon Corp                               109    25.7%      25.7%        (9.7%)
02/23/01          Clintrials Research Inc         Inveresk Research Intl                 112    14.3%       4.4%        (6.8%)
02/21/01          Blue Wave Systems Inc           Motorola Inc                           119    (2.2%)     (4.2%)      (12.4%)
02/15/01          VICORP Restaurants Inc          Investor Group                         179    35.9%      34.6%        50.9%
02/07/01          Labtec Inc                      Logitech International SA               75    51.5%      82.2%       161.6%
01/20/01          Kaye Group Inc                  Hub International Ltd                  126    77.8%      86.7%        75.0%
01/18/01          Casino Data Systems Inc         Aristocrat Leisure Ltd                 178     7.3%      33.3%        51.0%
01/18/01          Texoil Inc                      Ocean Energy Inc                       110     9.1%       8.2%        22.8%

                                                                                Mean            41.1%      47.7%        54.5%
                                                                                Median          31.3%      33.1%        50.8%

Source: SDC.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PUBLIC MARKET TRADING ANALYSIS         ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



|X| The education sector includes a broad range of companies, none of which are directly comparable to Edison owing to their differences in terms of customer focus, margin structure and growth, among other things. Only Nobel Learning share similar business characteristics


                                                                                                       Enterprise Value/
                                                                                               -----------------------------------
                                                      52 Week                                      Revenue              EBITDA
                                              ---------------------                            -------------------   --------------
                                  Share Price                           Equity   Enterprise
                                  7/11/2003     Low          High       Value      Value(1)    LTM (2)  CY2003E   LTM (2)  CY2003E
                                 ------------ --------     --------     -------  -----------   -------  --------  -------  --------
EDISON SCHOOLS INC               $   1.76     $   0.14     $   2.50     $101        $152        0.3x    0.4x     6.6x        5.4x

K-12
EDISON SCHOOLS INC               $   1.56     $   0.14     $   2.50     $ 88        $140        0.3x    0.3x     6.1x        5.0x
NOBEL LEARNING CMNTYS INC            4.44         2.10         7.60       29          77        0.5      NA      7.3          NA

                                                                        AVERAGE                 0.4x    0.3x     6.7x        5.0x
                                                                        MEDIAN                  0.4     0.3      6.7         5.0


                                                                     EBITDA
                                                                  -----------
                                                       P/E          Margin     IBES
                                                 ---------------  -----------
                                                 LTM(2)  CY2003E  LTM CY2003E  LTGR %
                                                 ------  -------  --- -------  ------
EDISON SCHOOLS INC                                NM       NM    5.2%   6.7%   30.0%

K-12
EDISON SCHOOLS INC                                NM       NM    5.2%   6.7%   30.0%
NOBEL LEARNING CMNTYS INC                         NM       NA    6.7%    NA      NA

                                   AVERAGE        NM       NM    6.0%   6.7%   30.0%
                                   MEDIAN         NM       NM    6.0%   6.7%   30.0%



(1)  Based on Management estimates of net debt as of June 30, 2003 for Edison.

(2) Based on Management estimates through June 30, 2003 (estimates dated June 26, 2003) for Edison.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PRECEDENT TRANSACTION ANALYSIS         ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

|X| Likewise, though many transactions have taken place in the education sector, based primarily on the differences in customer focus, none of these are directly comparable to the transaction under consideration

                                                                                                                         TOTAL
                                                                                                                   ENTERPRISE VALUE/
                                                                                                        TOTAL      -----------------
DATE          ACQUIROR/TARGET                                      TRANSACTION               FD EQUITY  ENTERPRISE LTM      LTM
ANNOUNCED     BUSINESS DESCRIPTION                                 SUMMARY                   VALUE      VALUE(1)   REV.(2) EBITDA(2)
---------     --------------------                                 ------------              ---------  ---------- ------- ---------
              Edison Schools Management Buyout (Market)            $1.76 per share in cash   $101.2     $152.2      0.3x       6.6x

              Edison Schools Management Buyout (Unaffected)        $1.76 per share in cash
Pre K-12
8/5/2002      Nobel Learning Management Buyout (Terminated)        $7.75 cash per share      $ 51.2      $94.4      0.6x       6.5x
              Provider of for-profit education and school
              management services for K-12

3/30/1998     Knowledge Beginnings/Children's Discovery Centers    $12.25 cash per share       89.1       91.5       1.0       8.7
              Operator of preschools and elementary schools

1/14/1998     Knowledge Universe/Nobel Education Dynamics          Purchase of 16.4% Equity    34.4       45.8       0.6       5.7
              Provider of for-profit education and school          Stake
              management services for Preschool-8

3/10/2003     Apollo Management/Sylvan Learning Systems (Certain   Private equity owner          NA      277.0       1.3      13.9
              Assets)(3) Purchased retail and institutional K-12   purchasing specific assets
              tutoring business and web-based tutoring businesses  for total value of $277 mm


                                                                                                      MEAN(4)        0.7x      7.0x
                                                                                                    MEDIAN(4)        0.6       6.5

                                                                                                        PREMIUM PAID
                                                                                                      ------------------
                                                                                                                30 DAYS
DATE          ACQUIROR / TARGET                                    TRANSACTION                         1 DAY     PRIOR
ANNOUNCED     BUSINESS DESCRIPTION                                 SUMMARY                             PRIOR    (TRADING)
---------     --------------------                                 -----------                         ------   ---------
              Edison Schools Management Buyout (Market)            $1.76 per share in cash              12.8%      12.5%

              Edison Schools Management Buyout (Unaffected)        $1.76 per share in cash              66.0%      72.0%
Pre K-12
8/5/2002      Nobel Learning Management Buyout (Terminated)        $7.75 cash per share                 37.2%      33.6%
              Provider of for-profit education and school
              management services for K-12

3/30/1998     Knowledge Beginnings/Children's Discovery Centers    $12.25 cash per share                21.0%      28.9%
              Operator of preschools and elementary schools

1/14/1998     Knowledge Universe/Nobel Education Dynamics          Purchase of 16.4% Equity              8.1%     (13.0%)
              Provider of for-profit education and school          Stake
              management services for Preschool-8

3/10/2003     Apollo Management/Sylvan Learning Systems (Certain   Private equity owner                   NA         NA
              Assets)(3) Purchased retail and institutional K-12   purchasing specific assets
              tutoring business and web-based tutoring businesses  for total value of $277 mm

                                                                                               MEAN(4)  22.1%      16.5%
                                                                                             MEDIAN(4)  21.0%      28.9%


(1)  Based on Management estimates of net debt as of June 30, 2003 for Edison.

(2)  Based on Management estimates dated June 26, 2003 for Edison.

(3)  Excludes potential $13MM earnout.

(4) Excludes Sylvan Learning Systems deal as the company does not operate schools.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PRESENT VALUE OF FUTURE STOCK PRICE    ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

|X| We have derived the present value of the Company's future stock price assuming Management's projections in terms of EBITDA. We applied assumed future EBITDA multiples and discounted the estimated stock price to the present time based on an estimated cost of equity of 19%-21%.


                                                    FISCAL YEAR
                                                  ENDING JUNE 30,
                                                       2004
                                                 ---------------
Revenues                                            $    398.3
EBITDA                                                    33.0
  Margin %                                                8.3%

Discount Rate                                             20.0%
Terminal EBITDA Multiple                                   5.0x

2004 EBITDA                                         $     33.0
Terminal Multiple                                          5.0x
                                                    ----------

Total Enterprise Value                              $    164.9
Less: Debt Outstanding and Minority Interest             (53.6)
Plus: Cash                                                34.9
                                                    ----------
Total Equity Value                                       146.2
Net fully diluted shares                                59.235
  PER SHARE VALUE                                   $     2.47
                                                    ----------
  PRESENT VALUE OF PER SHARE VALUE                  $     2.06
                                                    ----------


                Value Per Share
                -----------------------------------------------
                                     EBITDA Multiple
                            -----------------------------------
                                4.0x         5.0x         6.0x
                            --------     --------     --------
Cost of Equity   21.0%      $   1.61     $   2.04     $   2.46
                 20.0%          1.62         2.06         2.48
                 19.0%          1.64         2.07         2.51


(1) Based on Management's estimates dated June 26, 2003

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SUMMARY OF DISCOUNTED CASH FLOW ANALYSES

|X| We performed a discounted cash flow analysis on four separate sets of 5 year projections provided to us by Management (i) Lower Case, (ii) Moderate Case A, (iii) Moderate Case B and (iv) Plan Case. We applied discount rates of 16% - 18% and assumed terminal multiples based on 2.0% - 4.0% growth in FCF.

|X|  The following summarizes the analyses:

                                LOWER CASE
                                ----------
                         IMPLIED EQUITY VALUE PER SHARE
                     -------------------------------------
                     PERPETUAL GROWTH RATE TO CALCULATE TV
DISCOUNT             -------------------------------------
 RATE                 2.0%           3.0%           4.0%
--------             -----           ----           ----
16.0%                $2.21          $2.29          $2.39
17.0%                 2.05           2.12           2.20
18.0%                 1.91           1.97           2.04


                                  MODERATE CASE A
                                 ----------------
                          IMPLIED EQUITY VALUE PER SHARE
                      -------------------------------------
                      PERPETUAL GROWTH RATE TO CALCULATE TV
DISCOUNT             -------------------------------------
 RATE                  2.0%           3.0%           4.0%
-------               -----          -----          -----
16.0%                 $2.22          $2.32          $2.45
17.0%                  2.05           2.14           2.24
18.0%                  1.91           1.98           2.07


                              MODERATE CASE B
                              ---------------
                       IMPLIED EQUITY VALUE PER SHARE
                    -------------------------------------
                    PERPETUAL GROWTH RATE TO CALCULATE TV
DISCOUNT            -------------------------------------
 RATE                2.0%          3.0%           4.0%
--------            -----         -----          -----
16.0%               $2.63         $2.76          $2.91
17.0%                2.41          2.52           2.64
18.0%                2.21          2.31           2.41


                                PLAN CASE
                                ---------
                       IMPLIED EQUITY VALUE PER SHARE
                    -------------------------------------
                    PERPETUAL GROWTH RATE TO CALCULATE TV
DISCOUNT            -------------------------------------
 RATE                 2.0%           3.0%           4.0%
--------             -----          -----          -----
16.0%                $3.23          $3.46          $3.73
17.0%                 2.91           3.10           3.32
18.0%                 2.63           2.79           2.98

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS - LOWER CASE(1)
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                   FISCAL YEAR ENDED JUNE 30,
                                                                ---------------------------------------------------------------
                                                                                           LOWER CASE
                                                                ---------------------------------------------------------------
                                                                   2004        2005     2006       2007        2008     2009
                                                                --------   --------   --------   --------   --------   --------
Revenue                                                         $  389.2   $  406.1   $  427.6   $  449.6   $  476.7   $  505.4
% growth                                                              --        4.3%       5.3%       5.1%       6.0%       6.0%
GSC                                                             $   90.4   $   96.1   $  103.1   $  110.5   $  119.4   $  126.6
EBITDA                                                              24.5       29.0       33.5       38.2       44.8       47.5
% growth                                                              --       18.6%      15.2%      14.1%      17.4%       6.0%
% margin                                                             6.3%       7.1%       7.8%       8.5%       9.4%       9.4%
Less: D&A                                                          (30.3)     (28.3)     (23.0)     (19.9)     (21.5)     (22.8)
                                                                   -----      -----      -----      -----      -----      -----
EBIT                                                             $  (5.8)  $    0.8   $   10.5   $   18.3   $   23.4   $   24.8
Less: taxes @ 35.0%                                                  2.0       (0.3)      (3.7)      (6.4)      (8.2)      (8.7)
                                                                   -----      -----      -----      -----      -----      -----
Unlevered net income                                             $  (3.8)  $    0.5   $    6.8   $   11.9   $   15.2   $   16.1
Add: depreciation & amortization                                    30.3       28.3       23.0       19.9       21.5       22.8
Less: Capital Expenditures                                          (5.5)     (16.9)     (21.1)     (23.4)     (29.0)     (22.8)
% of Sales                                                           1.4%       4.2%       4.9%       5.2%       6.1%       4.5%
Less: New Charter School Loans                                      (5.5)      (9.3)      (9.6)     (11.0)     (14.3)     (18.6)
Plus: Refinancings of Charter School Loans                          28.1       11.3        7.7        6.4        9.6       18.6
Change in Working Capital from Managed Schools                      13.1        4.6        0.6       (0.8)      (0.9)      (1.0)
Change in Working Capital from Newton Learning                     (13.5)      10.0       10.1        8.8        5.2        5.5
Change in Other Long-Term Assets and Liabilities and Non-Cash
portion of Write Offs                                                1.8        2.2        1.6        3.1        3.1        0.0
Add: Asset Sales                                                     0.0        0.0        3.0        0.0        0.0        0.0
                                                                   -----      -----      -----      -----      -----      -----
UNLEVERED FREE CASH FLOW                                        $   44.9   $   30.7   $   22.2   $   15.0   $   10.2   $   20.6
                                                                ========   ========   ========   ========   ========   ========
Discount periods                                                     1.0        2.0        3.0        4.0        5.0        6.0
PV of unlevered free cash flow                                      38.4       22.4       13.9        8.0        4.7        8.1


TV CALCULATION - PERP. GROWTH RATE OF FCF                       ASSUMPTIONS
-------------------------------------------------------------   -------------------------------------
PV of 2004 - 2009 cash flows                $95.5       54.3%   Discount rate                   16.9%
PV of terminal value                         59.6       33.9%
PV of NOLS                                   20.7       11.8%
                                           ------      -----
     ENTERPRISE VALUE                      $175.8      100.0%   Perp. growth rate of FCF         3.0%
                                           ======      =====
Less: debt                                  (73.6)              Tax rate                        35.0%
Less: preferred stock                         0.0
Less: minority interest                      (2.5)
Add: cash                                    25.0               FCF in terminal year           $20.6
Add: non-cash generating assets               0.0
                                           ------
     EQUITY VALUE                          $124.8
                                           ======
Net fully diluted shares                     58.5
     PER SHARE VALUE                        $2.13
                                           ------
FCF in terminal year                        $20.6
Perp. growth rate                             3.0%
                                           ------
FV of terminal value                       $152.4

(1)  Based on Management estimates dated July 9, 2003.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SENSITIVITY ANALYSIS - LOWER CASE (1)  ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)





                            IMPLIED EQUITY VALUE
                    -------------------------------------
                    PERPETUAL GROWTH RATE TO CALCULATE TV
DISCOUNT            -------------------------------------
 RATE               2.0%           3.0%              4.0%
--------            -----          ----              ----
16.0%               $130           $135              $141
17.0%                120            124               129
18.0%                111            114               119








                       IMPLIED EQUITY VALUE PER SHARE
                    -------------------------------------
                    PERPETUAL GROWTH RATE TO CALCULATE TV
DISCOUNT            -------------------------------------
  RATE               2.0%           3.0%             4.0%
--------            -----          -----            -----
16.0%               $2.21          $2.29            $2.39
17.0%                2.05           2.12             2.20
18.0%                1.91           1.97             2.04



(1)  Based on Management estimates dated July 9, 2003.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS - MODERATE CASE A(1)
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                     FISCAL YEAR ENDED JUNE 30,
                                                                ---------------------------------------------------------------
                                                                                     MANAGEMENT MODERATE CASE A
                                                                ---------------------------------------------------------------
                                                                  2004        2005      2006       2007        2008       2009
                                                                --------   --------   --------   --------   --------   --------
Revenue                                                         $  392.2   $  429.8   $  475.3   $  525.8   $  581.0   $  642.1
% growth                                                              --        9.6%      10.6%      10.6%      10.5%      10.5%
GSC                                                             $   93.4   $  103.3   $  115.8   $  129.6   $  145.0   $  160.3
EBITDA                                                              27.2       33.2       40.1       48.2       58.3       64.4
% growth                                                              --       21.9%      21.0%      20.2%      20.8%      10.5%
% margin                                                             6.9%       7.7%       8.4%       9.2%      10.0%      10.0%
Less: D&A                                                          (30.5)     (29.2)     (24.9)     (22.9)     (25.8)     (28.5)
                                                                   -----      -----      -----      -----      -----      -----
EBIT                                                            $   (3.2)  $    4.0   $   15.3   $   25.3   $   32.5   $   35.9
Less: taxes @ 35.0%                                                  1.1       (1.4)      (5.3)      (8.9)     (11.4)     (12.6)
                                                                   -----      -----      -----      -----      -----      -----
Unlevered net income                                            $   (2.1)  $    2.6   $    9.9   $   16.4   $   21.1   $   23.3
Add: depreciation & amortization                                    30.5       29.2       24.9       22.9       25.8       28.5
Less: Capital Expenditures                                          (6.4)     (20.6)     (26.0)     (29.2)     (35.3)     (28.5)
% of Sales                                                           1.6%       4.8%       5.5%       5.6%       6.1%       4.4%
Less: New Charter School Loans                                      (6.6)     (12.4)     (13.9)     (17.6)     (21.5)     (26.2)
Plus: Refinancings of Charter School Loans                          28.1       11.3        8.1        7.8       12.4       26.2
Change in Working Capital from Managed Schools                      13.1        3.8        0.2       (1.3)      (1.4)      (1.6)
Change in Working Capital from Newton Learning                     (13.5)       2.6        9.1        5.3        4.0        4.4
Change in Other Long-Term Assets and Liabilities and Non-Cash        1.8        2.2        1.6        3.1        3.1        0.0
portion of Write Offs
Add: Asset Sales                                                     0.0        0.0        3.0        0.0        0.0        0.0
                                                                   -----      -----      -----      -----      -----      -----
UNLEVERED FREE CASH FLOW                                        $   44.8   $   18.7   $   16.8   $    7.6   $    8.2   $   26.2
                                                                   =====      =====      =====      =====      =====      =====
Discount periods                                                     1.0        2.0        3.0        4.0        5.0        6.0
PV of unlevered free cash flow                                      38.3       13.7       10.5        4.1        3.8       10.2


TV CALCULATION - PERP. GROWTH RATE OF FCF                             ASSUMPTIONS
-------------------------------------------------------------         ---------------------------------------
PV of 2004 - 2009 cash flows            $80.6           45.5%         Discount rate                16.9%
PV of terminal value                     75.7           42.8%
PV of NOLS                               20.7           11.7%
                                       ------          ------
    ENTERPRISE VALUE                   $177.1          100.0%         Perp. growth rate of FCF      3.0%
                                       ======          ======
Less: debt                              (73.6)                        Tax rate                    35.0%
Less: preferred stock                     0.0
Less: minority interest                  (2.5)
Add: cash                                25.0                         FCF in terminal year        $26.2
Add: non-cash generating assets           0.0
                                       ------
    EQUITY VALUE                       $126.0
                                       ======
Net fully diluted shares                 58.6
    PER SHARE VALUE                     $2.15
                                       ------
FCF in terminal year                    $26.2
Perp. growth rate                         3.0%
                                       ------
FV of terminal value                   $193.6


(1) Based on Management estimates dated July 9, 2003.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SENSITIVITY ANALYSIS - MODERATE CASE A (1)
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)





                             IMPLIED EQUITY VALUE
                     -------------------------------------
                     PERPETUAL GROWTH RATE TO CALCULATE TV
DISCOUNT             -------------------------------------
 RATE                 2.0%            3.0%            4.0%
--------             -----            ----           -----
16.0%                $130             $137            $145
17.0%                 120              125             132
18.0%                 110              115             121




                        IMPLIED EQUITY VALUE PER SHARE
                    -------------------------------------
                    PERPETUAL GROWTH RATE TO CALCULATE TV
DISCOUNT            -------------------------------------
  RATE               2.0%            3.0%            4.0%
--------            -----           -----           -----
16.0%               $2.22           $2.32           $2.45
17.0%                2.05            2.14            2.24
18.0%                1.91            1.98            2.07



(1) Based on Management estimates dated July 9, 2003.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS - MODERATE CASE B (1)
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                    FISCAL YEAR ENDED JUNE 30,
                                                                ----------------------------------------------------------------
                                                                                    MANAGEMENT MODERATE CASE B
                                                                ----------------------------------------------------------------
                                                                  2004       2005      2006        2007       2008       2009
                                                                --------   --------   --------   --------   --------   ---------
Revenue                                                         $  392.2   $  435.3   $  486.3   $  545.7   $  608.3   $  678.1
% growth                                                              --       11.0%      11.7%      12.2%      11.5%      11.5%
GSC                                                             $   93.4   $  105.7   $  121.2   $  140.8   $  161.0   $  179.5
EBITDA                                                              27.2       32.5       41.1       53.1       65.9       73.5
% growth                                                              --       19.5%      26.3%      29.4%      24.1%      11.5%
% margin                                                             6.9%       7.5%       8.4%       9.7%      10.8%      10.8%
Less: D&A                                                          (30.5)     (29.2)     (24.9)     (22.9)     (25.8)     (28.7)
                                                                --------   --------   --------   --------   --------   --------
EBIT                                                            $   (3.2)  $    3.3   $   16.2   $   30.2   $   40.1   $   44.8
Less: taxes @ 35.0%                                                  1.1       (1.2)      (5.7)     (10.6)     (14.1)     (15.7)
                                                                --------   --------   --------   --------   --------   --------
Unlevered net income                                            $   (2.1)  $    2.2   $   10.5   $   19.6   $   26.1   $   29.1
Add: depreciation & amortization                                    30.5       29.2       24.9       22.9       25.8       28.7
Less: Capital Expenditures                                          (6.4)     (20.6)     (26.0)     (29.2)     (35.3)     (28.7)
% of Sales                                                           1.6%       4.7%       5.3%       5.4%       5.8%       4.2%
Less: New Charter School Loans                                      (6.6)     (12.4)     (13.9)     (17.6)     (21.5)     (26.2)
Plus: Refinancings of Charter School Loans                          28.1       11.3        8.1        7.8       12.4       26.2
Change in Working Capital from Managed Schools                      13.1        3.7        0.2       (1.4)      (1.1)      (1.2)
Change in Working Capital from Newton Learning                     (13.5)       2.6        9.1        5.3        4.0        4.5
Change in Other Long-Term Assets and Liabilities and Non-Cash        1.8        2.2        1.6        3.1        3.1        0.0
portion of Write Offs
Add: Asset Sales                                                     0.0        0.0        3.0        0.0        0.0        0.0
                                                                --------   --------   --------   --------   --------   --------
UNLEVERED FREE CASH FLOW                                        $   44.8   $   18.1   $   17.4   $   10.7   $   13.5   $   32.3
                                                                ========   ========   ========   ========   ========   ========
Discount periods                                                     1.0        2.0        3.0        4.0        5.0        6.0
PV of unlevered free cash flow                                      38.3       13.2       10.9        5.7        6.2       12.7

TV CALCULATION - PERP. GROWTH RATE OF FCF                          ASSUMPTIONS
---------------------------------------------------------------
PV of 2004 - 2009 cash flows          $87.0               43.2%      Discount rate               16.9%
PV of terminal value                   93.5               46.5%
PV of NOLS                             20.7               10.3%
                                     ------              ------
   ENTERPRISE VALUE                  $201.3              100.0%      Perp. growth rate of FCF     3.0%
                                     ======              ======
Less: debt                            (73.6)                         Tax rate                    35.0%
Less: preferred stock                   0.0
Less: minority interest                (2.5)
Add: cash                              25.0                          FCF in terminal year       $32.3
Add: non-cash generating assets         0.0
                                     ------
    EQUITY VALUE                     $150.2
                                     ======
Net fully diluted shares               59.4
    PER SHARE VALUE                   $2.53
                                     ------
FCF in terminal year                  $32.3
Perp. growth rate                       3.0%
                                     ------
FV of terminal value                 $239.1



(1) Based on Management estimates dated July 9, 2003.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SENSITIVITY ANALYSIS - MODERATE CASE B (1)
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                              IMPLIED EQUITY VALUE
                      -------------------------------------
                      PERPETUAL GROWTH RATE TO CALCULATE TV
DISCOUNT              -------------------------------------
  RATE                2.0%            3.0%             4.0%
--------              ----            ----             ----
16.0%                 $156            $165             $175
17.0%                  142             149              157
18.0%                  130             136              143




                         IMPLIED EQUITY VALUE PER SHARE
                      -------------------------------------
                      PERPETUAL GROWTH RATE TO CALCULATE TV
DISCOUNT              -------------------------------------
  RATE                 2.0%            3.0%            4.0%
--------              -----           -----           -----
16.0%                 $2.63           $2.76           $2.91
17.0%                  2.41            2.52            2.64
18.0%                  2.21            2.31            2.41




(1) Based on Management estimates dated July 9, 2003.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS - PLAN CASE (1)
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                     FISCAL YEAR ENDED JUNE 30,
                                                                -----------------------------------------------------------------
                                                                                            PLAN CASE
                                                                -----------------------------------------------------------------
                                                                  2004      2005       2006        2007       2008        2009
                                                                --------   --------   --------   --------   --------   ----------
Revenue                                                         $  401.5   $  486.0   $  596.6   $  733.6   $  887.9   $  1,074.6
% growth                                                              --       21.0%      22.8%      23.0%      21.0%        21.0%
GSC                                                                101.5      126.7      159.4      201.0      245.1   $    296.6
EBITDA                                                              35.1       51.1       74.4      105.7      138.7        167.9
% growth                                                              --       45.5%      45.7%      42.0%      31.2%        21.0%
% margin                                                             8.7%      10.5%      12.5%      14.4%      15.6%        15.6%
Less: D&A                                                          (30.6)     (30.1)     (27.1)     (27.1)     (32.5)       (39.4)
                                                                --------   --------   --------   --------   --------   ----------
EBIT                                                            $    4.5   $   21.0   $   47.4   $   78.6   $  106.2   $    128.6
Less: taxes @ 35.0%                                                 (1.6)      (7.4)     (16.6)     (27.5)     (37.2)       (45.0)
                                                                --------   --------   --------   --------   --------   ----------
Unlevered net income                                            $    2.9   $   13.7   $   30.8   $   51.1   $   69.0   $     83.6
Add: depreciation & amortization                                    30.6       30.1       27.1       27.1       32.5         39.4
Less: Capital Expenditures                                          (7.1)     (24.2)     (32.7)     (39.0)     (48.1)       (39.4)
% of Sales                                                           1.8%       5.0%       5.5%       5.3%       5.4%         3.7%
Less: New Charter School Loans                                      (8.8)     (20.8)     (27.8)     (35.2)     (43.0)       (52.5)
Plus: Refinancings of Charter School Loans                          28.1       11.3        8.8       11.4       20.6         52.5
Change in Working Capital from Managed Schools                      13.2       11.1        0.9       (0.2)       0.8          1.0
Change in Working Capital from Newton Learning                     (21.7)     (20.7)     (20.9)     (21.3)     (23.2)       (28.1)
Change in Other Long-Term Assets and Liabilities and Non-Cash
portion of Write Offs                                                1.8        2.2        1.6        3.1        3.1          0.0
Add: Asset Sales                                                     0.0        0.0        3.0        0.0        0.0          0.0
                                                                --------   --------   --------   --------   --------   ----------
UNLEVERED FREE CASH FLOW                                        $   39.1   $    2.6   $   (9.2)  $   (3.0)  $   11.7   $     56.5
                                                                ========   ========   ========   ========   ========   ==========
Discount periods                                                     1.0        2.0        3.0        4.0        5.0          6.0
PV of unlevered free cash flow                                      33.4        1.9       (5.8)      (1.6)       5.4         22.1


TV CALCULATION - PERP. GROWTH RATE OF FCF                         ASSUMPTIONS
-------------------------------------------------------------     ---------------------------------
PV of 2004 - 2009 cash flows              $55.4           23.2%   Discount rate               16.9%
PV of terminal value                      163.2           68.2%
PV of NOLS                                 20.7            8.7%
                                         ------          ------
    ENTERPRISE VALUE                     $239.4          100.0%   Perp. growth rate of FCF     3.0%
                                         ======          ======
Less: debt                                (73.6)                  Tax rate                    35.0%
Less: preferred stock                       0.0
Less: minority interest                    (2.5)
Add: cash                                  25.0                   FCF in terminal year        $56.5
Add: non-cash generating assets             0.0
                                         ------
    EQUITY VALUE                         $188.3
                                         ======
Net fully diluted shares                   60.3
    PER SHARE VALUE                       $3.12
                                         ------
FCF in terminal year                      $56.5
Perp. growth rate                           3.0%
                                         ------
FV of terminal value                     $417.3


(1) Based on Management estimates dated May 2003.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SENSITIVITY ANALYSIS - PLAN CASE (1)
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)





                             IMPLIED EQUITY VALUE
                      -------------------------------------
                      PERPETUAL GROWTH RATE TO CALCULATE TV
DISCOUNT              -------------------------------------
 RATE                  2.0%         3.0%             4.0%
-------               ----          ----             ----
16.0%                 $195          $210             $227
17.0%                  175           187              201
18.0%                  157           167              179


                       IMPLIED EQUITY VALUE PER SHARE
                    -------------------------------------
                    PERPETUAL GROWTH RATE TO CALCULATE TV
DISCOUNT            -------------------------------------
 RATE                 2.0%           3.0%          4.0%
--------            ------          -----         -----
16.0%               $3.23           $3.46         $3.73
17.0%                2.91            3.10          3.32
18.0%                2.63            2.79          2.98




(1) Based on Management estimates dated May 2003.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SUMMARY LBO ANALYSIS (1)
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

SOURCES                           Rate           $
-------                           ----         -----
Senior Debt (1)                   8.0%      $   69.0
Subordinated Debt                                0.0
Sponsor Equity                                 112.1
                                            --------
  Total Sources                             $  181.1
                                            ========

USES
Equity Purchase Price                       $  100.5
Refinance Existing Debt                         73.6
Transaction Expenses                             7.0
Existing Cash                                    0.0
                                            --------
  Total Uses                                $  181.1
                                            ========

(1) Company re-levered at 3.0x 2003E EBITDA.


IMPLIED SHARE PRICE


                    Lower Case
               Exit EBITDA Multiple
          ----------------------------
  IRR       4.0x      5.0x      6.0x
--------  --------  --------  --------
  25.0%   $   1.26  $   1.52  $   1.77
  27.5%       1.12      1.35      1.59
  30.0%       1.00      1.21      1.42


                  Moderate Case A
               Exit EBITDA Multiple
           ----------------------------
   IRR      4.0x       5.0x      6.0x
--------  --------  --------  ---------
  25.0%   $   1.42  $   1.75  $   2.09
  27.5%       1.27      1.57      1.87
  30.0%       1.13      1.41      1.68


                  Moderate Case B
              Exit EBITDA Multiple
          ----------------------------
  IRR         4.0x      5.0x    6.0x
-------   --------  --------  --------
  25.0%   $   1.64  $   2.02  $   2.40
  27.5%       1.47      1.81      2.15
  30.0%       1.31      1.62      1.94


                    Plan Case
               Exit EBITDA Multiple
          ----------------------------
  IRR        4.0x     5.0x      6.0x
-------   --------  --------  --------
  25.0%   $   2.95  $   3.75  $   4.54
  27.5%       2.66      3.38      4.10
  30.0%       2.39      3.04      3.70

                        IV. DRAFT FAIRNESS OPINION LETTER

                                    APPENDIX

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
INCOME STATEMENT COMPARISON                                      ($ IN MILLIONS)

                                         INITIAL PROJECTIONS         BOARD UPDATE
                                           AS OF MAY 2003         AS OF JUNE 26, 2003          VARIANCE
                                        ---------------------    ---------------------     ------------------
                                            FYE JUNE 30,              FYE JUNE 30,            FYE JUNE 30,
                                        ---------------------    ---------------------     ------------------
                                          2003         2004        2003         2004         2003       2004
                                       --------     --------     --------     --------     -------    -------
Net Sales                               $ 447.9      $ 401.5      $ 443.4      $ 398.3      $ (4.5)    $ (3.2)
Cost of Goods Sold                       (346.7)      (300.0)      (346.3)      (298.9)        0.4        1.1
                                       --------     --------     --------     --------     -------    -------
Gross Site Contribution                   101.2        101.5         97.1         99.4        (4.1)      (2.1)
   % Margin                                22.6%        25.3%        21.9%        25.0%         --         --
Central Expenses                          (51.0)       (50.0)       (69.8)       (62.4)      (18.8)     (12.4)
                                       --------     --------     --------     --------     -------    -------
Operating EBITDA                        $  33.9      $  39.1      $  27.3      $  37.0      $ (6.6)    $ (2.1)
School Closures & Other Write-offs         (4.5)        (4.0)        (4.3)        (4.0)        0.2        0.0
Impairment/Extraordinary Charges           (2.3)           0          0.0            0         2.3        0.0
                                       --------     --------     --------     --------     -------    -------
EBITDA                                     27.1         35.1         23.0         33.0        (4.1)      (2.1)
   % Margin                                 6.1%         8.7%         5.2%         8.3%         --         --

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
MARKET OVERVIEW



                            (MARKET OVERVIEW GRAPH)


                       COMMENTS


|X| Sectors with exposure to government and corporate spending have under performed as budget deficits and economic softness have led to tighter fiscal controls

|X| K-12 institutions have struggled disproportionately as they attempt to prove their business models and achieve profitable growth

|X| Degree-granting institutions have outperformed as the weak environment has led to greater unemployment and increased focus on skill development

|X| Corporate Learning and Testing shares have suffered due to an overall downturn in corporate spending and lack of visibility going forward

     -    Business remains fragmented and consolidation is expected

|X| Technology-focused supplementary education providers have also performed poorly due to the impact of weak economic / state budget environment